  Exhibit 99.1

American Resources Corporation Announces Initial Closing of Strategic Debt Refinancing

Company Closes on Initial Tranche of New Credit Facility to Refinance Existing Debt and Fund Its Continued Growth of Metallurgical Carbon Production for Steelmaking

April 2, 2020 | Source: American Resources Corporation

FISHERS, INDIANA / ACCESSWIRE / April 2, 2020 / American Resources Corporation (NASDAQ:AREC) (“American Resources” or the “Company”), a supplier of raw materials to the rapidly growing global infrastructure marketplace with a primary focus on the extraction, processing and distribution of metallurgical carbon to the steel and specialty metals industries, is pleased to announce it has entered into an initial closing of $13.39 million credit facility comprised of $12.19 million of existing term loan and payables which will refinance existing indebtedness from the balance sheet, plus an additional $1.2 million to be used for continued production growth of metallurgical carbon. The structure enables the Company to raise up to a total of $25 million over the next 30 days unless expanded and or extended by the Company.

“We are extremely pleased with the continued support of our existing lender, business partners and new investors who have participated in this financing round. The closing of this initial tranche represents a significant milestone for us. Importantly, it positions the Company for future growth, gives us confidence and provides optionality during these volatile market conditions as consolidation opportunities are presented,” stated Mark Jensen, Chairman and CEO of American Resources Corporation.

The closing of the initial tranche of this credit facility:

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Extends substantial amount of senior debt for two years while maintaining a low-leveraged balance sheet;

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Allows participants to convert into equity at a premium to current market prices;

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Positions Company with a strong capital structure to navigate this period of economic uncertainty and enables company to be opportunistic when market conditions normalize; and

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Enables the Company to capitalize on expanding worldwide infrastructure market over the next five years and beyond.

“I am proud of our team’s many accomplishments over the past several months, including the restructuring our most recent acquisition, Perry County Resources, as well as organizing a debt capital structure that will provide us with greater flexibility to support strategic organic growth initiatives throughout the rest of this year. We are excited to be unlocking some of the initial growth of our robust metallurgical carbon platform at a time where the market is projecting strong demand over the next five years for our products to support infrastructure projects worldwide,” added Mr. Jensen.

Financing Terms

The two-year term debt facility bears a 12.5% annual interest and is convertible into Class A Common Stock at $1.05 per share at the option of the investor. Additionally, and in connection with the loan agreement, the Company issued lenders thereunder warrants to purchase shares of Class A Common Stock in the amount of ten percent of the number of shares to the principal amount lent to the Company. Each warrant will carry a two-year term with an exercise price of $1.50.

American Resources Corporation continues to focus on its growth objective by efficiently leveraging its large number of core mining permits and through identifying strategic, supplemental acquisitions. The Company is committed to being one of the lowest cost operators in the Central Appalachian basin (CAPP) and throughout all its carbon mining, processing, and transportation operations.

About American Resources Corporation

American Resources Corporation is a supplier of high-quality raw materials to the rapidly growing global infrastructure market. The Company is focused on the extraction and processing of metallurgical carbon, an essential ingredient used in steelmaking. American Resources has a growing portfolio of operations located in the Central Appalachian basin of eastern Kentucky and southern West Virginia where premium quality metallurgical carbon deposits are concentrated.

American Resources has established a nimble, low-cost business model centered on growth, which provides a significant opportunity to scale its portfolio of assets to meet the growing global infrastructure market while also continuing to acquire operations and significantly reduce their legacy industry risks. Its streamlined and efficient operations are able to maximize margins while reducing costs. For more information visit americanresourcescorp.com or connect with the Company on Facebook, Twitter, and LinkedIn.

Special Note Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks, uncertainties, and other important factors that could cause the Company’s actual results, performance, or achievements or industry results to differ materially from any future results, performance, or achievements expressed or implied by these forward-looking statements. These statements are subject to a number of risks and uncertainties, many of which are beyond American Resources Corporation’s control. The words “believes”, “may”, “will”, “should”, “would”, “could”, “continue”, “seeks”, “anticipates”, “plans”, “expects”, “intends”, “estimates”, or similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. Any forward-looking statements included in this press release are made only as of the date of this release. The Company does not undertake any obligation to update or supplement any forward-looking statements to reflect subsequent events or circumstances. The Company cannot assure you that the projected results or events will be achieved.

PR Contact:

Precision Public Relations
Matt Sheldon
917-280-7329
matt@precisionpr.co

Investor Contact:

JTC Team, LLC
Jenene Thomas
833-475-8247
AREC@jtcir.com

Company Contact:

Mark LaVerghetta
317-855-9926 ext. 0
Vice President of Corporate Finance and Communications
investor@americanresourcescorp.com

Source: American Resources Corporation